Exhibit 99.1

CONTACTS:
Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

ODP Commences Modified Dutch Auction Tender Offer to Purchase up to $300 Million of its Outstanding Common Shares

Boca Raton, Fla., July 18, 2022 – The ODP Corporation (NASDAQ:ODP) (“ODP” or the “Company”), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform, today announced that it has commenced a modified “Dutch auction” tender offer to purchase its common shares for cash at a price per share of not less than $31.50 nor greater than $36.00 for a maximum aggregate purchase price of no more than $300 million. The tender offer begins today and will expire at 12:00 midnight, New York City time, at the end of the day on August 12, 2022, unless extended or earlier terminated by ODP.

ODP also currently expects to return capital to shareholders in the future, including through its concurrently announced $600 million share repurchase program, under which the tender offer is included.

When the tender offer expires, ODP will determine the lowest price per share within the range specified above (in increments of $0.25) that will enable it to purchase the maximum number of its common shares having an aggregate purchase price not exceeding $300 million. In addition, in the event that common shares are properly tendered (and not properly withdrawn) having an aggregate purchase price of more than $300 million, ODP may exercise its right to purchase up to an additional 2% of its outstanding shares without extending the expiration date. All shares accepted in the tender offer will be purchased at the same price, which may be higher or lower than the market price immediately prior to or during the tender offer. If the tender offer is fully subscribed, then common shares representing between 17.1% to 19.6% of ODP’s issued and outstanding shares will be purchased, depending on the purchase price payable in the tender offer. ODP intends to fund the purchase of shares and to pay the fees and expenses in connection with the offer with cash on hand and existing financial resources, including borrowings under its revolving credit facility. The tender offer is not conditional upon the receipt of any financing or any minimum number of common shares being tendered. The tender offer is, however, subject to other conditions.

HG Vora Capital Management LLC, which beneficially owns 10.3% of our outstanding common shares as of July 13, 2022, has advised the Company that, although no final decision has been made, it does not currently intend to tender Shares in the Offer. ODP’s directors and executive officers have informed ODP that they will not tender any of their shares pursuant to the tender offer.

ODP’s board of directors has authorized the tender offer, but none of the board of directors, ODP, the dealer manager, the information agent or the depositary or any of their affiliates have made, and they are not making, any recommendation to shareholders as to whether shareholders should tender or refrain from tendering their shares or as to the price or prices at which shareholders may choose to tender their shares. ODP has also not authorized any person to make any such recommendation. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they will tender their shares. In so doing, shareholders should read carefully the information in, or incorporated by reference in, the offer to purchase and in the letter of transmittal, including the purpose and effects of the tender offer. Shareholders are urged to discuss their decision with their own tax, financial and legal advisors.

J.P. Morgan Securities LLC is acting as the dealer manager for the tender offer. MacKenzie Partners, Inc. is serving as the information agent and Computershare, Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. is acting as the depositary.

The offer to purchase, the related letter of transmittal and the other tender offer materials will be sent to ODP’s shareholders shortly after commencement of the tender offer. Shareholders should read these materials carefully when they become available because they will contain important information, including the terms and conditions of the tender offer. Shareholders of ODP may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase and other documents that ODP is filing with the SEC from the SEC’s website at www.sec.gov. Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or tenderoffer@mackenziepartners.com. Questions regarding the tender offer may be directed to J.P. Morgan Securities LLC at (877) 371-5947 (toll-free).

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offer is only being made pursuant to the terms of the offer to purchase.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,000 stores. Through its banner brands Office Depot®, OfficeMax®, ODP Business Solutions™, Varis™ and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

ODP, ODP Business Solutions and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. Varis is a trademark of Varis, LLC. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2022 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements, including regarding the conduct and consummation of the tender offer. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “expectations”, “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include those described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and the tender offer statement on Schedule TO relating to the tender offer, filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.